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                                                                    EXHIBIT 10.1

CORNELIUS NURSERIES, INC. PROFIT BONUS PLAN
FOR THE FISCAL YEAR ENDING SEPTEMBER 30, 2003

I.       PURPOSE

The purpose of this Cornelius Nurseries, Inc. Profit Bonus Plan is to provide an incentive to the President, Cornelius Nurseries, Inc. to maximize the performance of Cornelius Nurseries, Inc.

II.      DEFINITIONS

Cornelius Nurseries, Inc. - includes the following units of the company: All Retail Stores serving the Houston Market, the Voss Road Administrative Office, and Turkey Creek Farms.

Cost of Goods Sold - the amount of Cost of Goods Sold recorded by all units of Cornelius Nurseries, Inc., including results of all physical inventory counts taken during the fiscal year.

Fiscal 2003 - the fiscal period starting on October 1, 2002 and ending on September 30, 2003.

Houston Market - the group of Retail Stores serving the Houston market.

Period Completion - occurs upon issuance of the Press Release announcing the Financial Results of Calloway's Nursery, Inc. as of and for Fiscal 2003.

Pre Tax Net Profit - the amount remaining after subtracting Cost of Goods Sold and Total Expenses from sales.

Retail Store - each one of the following retail stores: Voss Road (301), FM1960
(302), and Dairy Ashford (303).

Sales - the amount of sales recorded by all units of Cornelius Nurseries, Inc.

Total Expenses - all expenses incurred by or charged to all units of Cornelius Nurseries, Inc., except for Bonus Expense under this Cornelius Nurseries, Inc. Profit Bonus Plan.

Turkey Creek Farms - the growing operation in Houston, TX.

Voss Road Administrative Office - includes the office located on Voss Road, the associated warehouse, landscaping department, advertising department and any other support functions for Cornelius Nurseries, Inc.

III.     PROFIT BONUS

The President, Cornelius Nurseries, Inc. will receive an annual bonus from a bonus pool that shall be equal to 10% of the combined Pre Tax Net Profit of Cornelius Nurseries, Inc.

The Bonus Pool will be paid Upon Period Completion for Fiscal 2003.

Example:

                 Sales                                                                       $17,500,000
                 Cost of Goods Sold                                                           10,900,000
                 Gross Profit                                                                  6,600,000
                 Total Expenses                                                                5,487,000
                 Pre Tax Net Profit                                                          $ 1,113,000
                 Bonus Pool (10%)                                                            $   111,300



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IV.      GENERAL PROVISIONS

No bonus accrues for any reason on any Pre Tax Net Profit less than "0", or breakeven.

All bonuses are payable after the end of the fiscal year and no bonus will be paid in the event of termination of employment whether termination is voluntary or involuntary, with cause or without cause.

For purposes of all calculations under the plan, the amounts shall be taken from the Company's audited financial statements.





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